SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT dated as of _________ the day of____________________________, 2008,

BETWEEN:

            ____________________________________________________________________________________
(the “Purchaser”)
AND:

LARRY OLSON, of #417 – 1121 6th Ave SW, Calgary, Alberta, Canada T2P 5J4

(“Olson”)

WHEREAS:

A.	Olson is the registered and beneficial owner of _______________________________restricted common shares in the capital of Mine Clearing Corp. (the “Shares”);

B.	Olson wishes to sell and the Purchaser wishes to purchase the Shares pursuant to the terms and conditions of this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of US$1.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, the parties covenant and agree as follows:

1.	Olson agrees to sell and the Purchaser agrees to purchase the Shares for and at a price of US$__________________ (the “Purchase Price”) at the date of this agreement.

2.	The Purchaser will deliver to Olson US$___________________ (the “Purchase Price”) as consideration for the transfer of the Shares to the Purchaser from Olson.

3.	Olson represents and warrants to the Purchaser that:

a.
Olson owns the Shares as the legal and beneficial owner thereof, free of all liens, claims, charges and encumbrances of every nature and kind whatsoever. The Shares are fully paid and non-assessable and Olson has due and sufficient right and authority to enter into this agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser.

b.	No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares, with the exception of this agreement.

c.	Olson is an affiliate of Mine Clearing Corp.

4.	The effective date of sale and purchase of the Shares will be__________________, 2008 (the “Closing Date”).

5.	On the Closing Date,

a.	Olson will deliver to the Purchaser the share certificates, duly endorsed for transfer, representing the Shares, and

b.	the Purchaser will deliver a certified cheque or solicitor’s trust cheque payable to “Larry Olson” or a bank draft in the amount of US$____________________ as full payment of the Purchase Price.

6.	This agreement will enure to the benefit of and will be binding upon the parties and their respective successors and assigns.

7.	Time will be of the essence of this agreement.

8.	The parties will sign such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of the agreement.

IN WITNESS WHEREOF the parties have signed this Share Purchase Agreement as of the day and year first above written.

_________________________                                                          _________________________
  ◆ (purchaser)                                                                                       Larry Olson